UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2009

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215) 735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01   Entry into a Material Definitive Agreement.

On July 31, Republic First Bancorp, Inc. (“Republic First”) and Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc. (“Metro”) entered into a First Amendment to Agreement and Plan of Merger, amending the November 7, 2008 Agreement and Plan of Merger between the parties.  The First Amendment extends a contractual deadline for the completion of the merger of Republic First into Metro until October 31, 2009, and provides each party with a right to further extend the contractual deadline in the event that all required regulatory approvals for the merger have not been obtained by September 30, 2009.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 2.2 hereto, and is incorporated into this report by reference.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
2.2	First Amendment to Agreement and Plan of Merger, dated as of July 31, 2009, between Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc., and Republic First Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: July 31, 2009	By: Edward J. Ryan Edward J. Ryan Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.2	First Amendment to Agreement and Plan of Merger, dated as of July 31, 2009, between Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc., and Republic First Bancorp, Inc.